Exhibit 2.2

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Description of American Depositary Shares

The following description of Banco Santander’s American depositary shares (the “ADSs”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the deposit agreement (the “Deposit Agreement”) dated September 22, 2016 among Banco Santander, the Bank of New York Mellon, acting through its London Branch (the “Depositary”) and the owners and holders from time to time of American depositary receipts (the “ADRs”) issued thereunder evidencing ADSs. Banco Santander encourages you to read the Deposit Agreement for additional information. Capitalized terms shall have the meaning stated herein or the meaning stated in the Deposit Agreement.

American Depositary Receipts

The ADSs have been listed and traded on the New York Stock Exchange since 30 July 1987. Each ADS represents one of Banco Santander’s shares and is evidenced by an ADR. Under the deposit agreement, pursuant to which ADRs have been issued, The Bank of New York Mellon is the depositary and holder from time to time of ADRs. At 31 December 2020, Banco Santander had outstanding a total of 624,969,682 ADRs of which 14,082,918 were held by 13,299 registered holders with The Bank of New York Mellon. Since certain of such of Banco Santander’s shares and Banco Santander’s ADSs are held by nominees, the number of record holders is not representative of the number of beneficial owners. Banco Santander’s directors and executive officers owned 116,721 ADRs as of 31 December 2020, according to the information of the Spanish CNMV.

Banco Santander’s depositary is The Bank of New York Mellon. The depositary's office is located at a different address than its principal executive office. Its office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 225 Liberty Street, New York, N.Y. 10286.

The Depositary may collect any of its fees by deducting those fees from any cash distributions payable to owners, or by selling a portion of distributable property to pay the fees. The Depositary may also collect its annual fee for Depositary services and its fees for any other charges incurred by deducting those fees from any cash distributions or by directly billing ADS holders.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favourable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favourable to ADS holders, subject to the Depositary’s obligations under the Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary agreed to make payments to Banco Santander to reimburse them for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to Banco Santander by the Depositary or share revenue from the fees collected from ADS holders from time to time. Under certain circumstances, including termination of the program, Banco Santander is required to repay to the Depositary amounts reimbursed in prior periods.

In 2020, the Depositary made direct payments and reimbursements to Banco Santander in the gross amount of USD 1,308,222.26 for expenses related to investor relations with no withholding for tax purposes in the U.S.

Trading by Banco Santander’s Subsidiaries in the Shares

Banco Santander and/or some of its subsidiaries, in accordance with customary practice in Spain, and as permitted under the relevant European regulations and according to internal policy, have regularly purchased and sold Banco Santander shares for their own account.

Banco Santander’s trading activities in its shares is driven by orders, which are matched by the market’s computer system according to price and time entered. Banco Santander’s broker (which is Banco Santander S.A., after the absorption of Santander Investment Bolsa, S.V., S.A.U and Popular Bolsa, S.V., S.A.U.), and the other brokers authorized to trade on the continuous market (“Member Firms”) are not required to and do not serve as market makers maintaining independently established bid and ask prices. Rather, Member Firms place orders for their customers, or for their own account, into the market’s computer system. If an adequate counterparty order is not available on the continuous market at that time, the Member Firm may solicit counterparty orders from among its own clients and/or may accommodate the client by filling the client’s order as principal.

Under the Spanish Capital Companies Law, a company and its subsidiaries are prohibited from purchasing shares of the company in the primary market. However, purchase of the shares is permitted in the secondary market provided that: (1) the aggregate nominal value of such purchases (referred to as “treasury stock” or “autocartera”) and of the shares previously held by the company and its subsidiaries does not exceed 10% of the total outstanding capital stock of the company, (2) the purchases are authorized at a meeting of the shareholders of the acquiring company and, if the acquisition relates to shares in the parent company, the acquiring company’s parent, and (3) such purchases, together with the shares previously held by the company and its subsidiaries, do not result in a net equity less than the company’s stock and the minimum reserves stipulated by law and Banco Santander’s Bylaws.

Spanish Royal Decree 1362/2007, of October 19, requires that the CNMV be notified each time the acquisition of treasury stock made since the last notification reaches 1% of the voting rights of the company, regardless of any other preceding sales. The Spanish Capital Companies Law establishes, in relation to the treasury stock shares (held by Banco Santander and its affiliates), that the exercise of the right to vote and other non-financial rights attached to them shall be suspended. Financial rights arising from treasury stock held directly by Banco Santander, with the exception of the right to allotment of new bonus shares, shall be attributed proportionately to the rest of the shares.
The portion of overall trading volume in Banco Santander ordinary shares transacted by Group subsidiaries continues to vary from day to day and from month to month, and is expected to continue to do so in the future. In 2020, 15.2% of the total volume traded in Santander ordinary shares executed on the Primary Spanish Stock Exchange (Bolsas y Mercados Españoles) was transacted by Santander. The portion of trading volume in shares allocable to purchases and sales as principal by Banco Santander’s companies (treasury shares) was approximately 1.5% in the same period. The monthly average percentage of outstanding shares held by Banco Santander’s subsidiaries ranged from 0.06% to 0.18% in 2020. At 31 December 2020, the Parent bank and Banco Santander’s subsidiaries held 28,439,022 of Banco Santander’s shares (0.164% of Banco Santander’s total capital stock as of that date).

Limitations of Delivery, Transfer and Surrender of the American Depositary Shares

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or Banco Santander at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.

The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities. The Depositary will comply with written instructions of Banco Santander not to accept for deposit any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate Banco Santander’s compliance with the securities laws of the United States.

Distributions

Cash Distributions

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary will, subject to the provisions of Section 4.5 of the Deposit Agreement, convert that dividend or other distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities will be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.

Banco Santander or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency. The Depositary will forward to Banco Santander or its agent such information from its records as Banco Santander may reasonably request to enable Banco Santander or its agent to file necessary reports with governmental agencies. Each Owner and Holder agrees to indemnify Banco Santander, the Depositary, the Custodian and their respective directors officers, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

Distributions other than Cash, Shares or Rights

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason the Depositary, after consultation with Banco Santander to the extent practicable, reasonably deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received satisfactory assurances from Banco Santander that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under Section 4.2 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.

If a distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind will be a Termination Option Event.

Distributions in Shares

Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 of the Deposit Agreement and payment of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If Banco Santander declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary shall consult with Banco Santander as to the action to be taken, if any, and may make that right of election available for exercise by Owners in any manner the Depositary reasonably considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from Banco Santander that doing so does not require registration of any securities under the Securities Act of 1933.

Rights

(a) If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, Banco Santander and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary will, to the extent reasonably deemed by it to be lawful and practical, and on the conditions set forth in paragraphs (b), (c) or (d) below, as applicable, (i) if requested in writing by Banco Santander, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by Banco Santander, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, Banco Santander and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary will, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under the Deposit Agreement and deliver American

Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, Banco Santander and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as Banco Santander and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of the Deposit Agreement.

(f) The Depositary will not be responsible, other than by reason of gross negligence or bad faith, for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.

Voting of Deposited Shares

(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by Banco Santander, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Spanish law and of the articles of association or similar documents of Banco Santander, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary duly was requested to send a notice under the preceding paragraph will, subject to any applicable provision of Spanish law and of the articles of incorporation or similar documents of Banco Santander, endeavor, insofar as practicable, to vote or cause to be voted or give voting instructions with respect to the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. Except in accordance with section (c) below, the Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

(c) If (i) Banco Santander has requested the Depositary to send a notice under paragraph (a) above and has provided the Depositary at least 30 days’ prior notice of the meeting and the details concerning the matters to be voted upon and (ii) no instructions are received by the Depositary from an Owner to vote with respect to a matter and an amount of American Depositary Shares of that Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by Banco Santander with respect to that matter and the amount of Deposited Securities represented by that amount of American Depositary Shares and the Depositary will give a discretionary proxy to a person designated by Banco Santander to vote that amount of Deposited Securities as to that matter, except that no such instruction will be deemed given and no such discretionary proxy will be given with respect to any matter as to which Banco Santander informs the Depositary (and Banco Santander agrees to provide such information as promptly as practicable in writing, if applicable) that (x) Banco Santander does not wish such proxy given, (y) substantial opposition from holders of Shares exists to the manner in which such Deposited Securities would be voted with respect to such matter or (z) such matter materially and adversely affects the rights of holders of Shares.

(d) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(e) If Banco Santander will request the Depositary to Disseminate a notice under paragraph (a) above, Banco Santander shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Shares in connection with the meeting as far in advance of the meeting as practicable.

Reports

The Depositary will make available for inspection by Owners at its Office any reports and communications, including any proxy solicitation material, received from Banco Santander which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by Banco Santander. Banco Santander shall furnish reports and communications, including any proxy soliciting material, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.

Maintenance of Office and Transfer Books by the Depositary

Until termination of the Deposit Agreement in accordance with its terms, the Depositary will maintain facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of the Deposit Agreement.

The Depositary will keep books for the registration of American Depositary Shares, which will be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection is not for the purpose of communicating with Owners in the interest of a business or object other than the Business of Banco Santander or a matter related to the Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

If any American Depositary Shares are listed on one or more stock exchanges, the Depositary will act as Registrar or appoint a Registrar or one or more co-registrars for registry of those American Depositary Shares in accordance with any requirements of that exchange or those exchanges.

At the written request of Banco Santander, it will have the right to (i) at all reasonable times inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to supply copies, as promptly as practicable and at Banco Santander’s expense (unless otherwise agreed in writing between the Depositary and Banco Santander), of such portions of such records as Banco Santander may request.

Notices and Reports

On or before the first date on which Banco Santander gives notice, by publication or otherwise, of any meeting of holders of Shares, or of any adjourned meeting of those holders, or of the taking of any action in respect of any cash or other distributions or the granting of any rights, Banco Santander agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares.
Banco Santander will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by Banco Santander to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by Banco Santander to holders of its Shares. If requested in writing by Banco Santander, the Depositary will Disseminate, at Banco Santander’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that Banco Santander specifies as substantially equivalent to the manner in which those communications are made available to holders of Shares and compliant with the requirements of any securities exchange on which the American Depositary Shares are listed. Banco Santander will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.

Banco Santander represents that as of the date of the Deposit Agreement, the statements in Article 11 of the Receipt with respect to Banco Santander’s obligation to file periodic reports under the United States Securities Exchange Act of 1934, as amended, are true and correct. Banco Santander agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any of those statements.

Amendment and Termination

Amendment

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Banco Santander and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Termination

(a) Banco Santander may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 90 days shall have expired after the Depositary delivered to Banco Santander a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, (ii) an Insolvency Event or Delisting Event occurs with respect to Banco Santander or (iii) a Termination Option Event has occurred or will occur. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which will be at least 120 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.

(b) After the Termination Date, Banco Santander will be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

(c) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will become general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 of the Deposit Agreement and (iii) to act as provided in paragraph (d) below.

(d) After the Termination Date, the Depositary will continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and will deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary will not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited

Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in the Deposit Agreement.

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Description of Capital Stock
The following description of Banco Santander’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to Banco Santander’s Bylaws, which are incorporated by reference as an exhibit to the Annual Report on Form 20-F. Banco Santander encourages you to read the Bylaws for additional information.

Issued Share Capital

Banco Santander’s share capital is represented by ordinary shares with a par value of 0.50 euros each. All shares belong to the same class and carry the same rights, including as to voting and dividend.
There are no outstanding bonds or securities convertible into shares, other than the contingent convertible preferred securities (CCPS) referred to below under “Changes in capital'”.

At 31 December 2020, Banco Santander had a share capital of EUR 8,670,320,651 represented by 17,340,641,302 shares. In 2020, the share capital was altered only once through the capital increase made on 3 December 2020 to allow for remuneration of EUR 0.10 per share in newly issued shares. This capital increase was approved at an annual general shareholders meeting (GSM) that was held on 25 October 2020. A total of 722,526,720 new shares were issued representing 4.35% of the share capital at 31 December 2020.

Certain Provisions Regarding Shareholder Rights

Banco Santander’s bylaws provide for only one class of shares (ordinary shares), granting all holders the same rights. Each Santander share entitles the holder to one vote. Banco Santander does not have any defensive mechanisms in the Bylaws, fully conforming to the principle of one share, one vote, one dividend.

Banco Santander may issue non-voting shares for a nominal amount of not more than one-half of the paid-up share capital, and redeemable shares for a nominal amount of not more than one-fourth of its share capital. Banco Santander’s Bylaws do not contain any provisions relating to sinking funds.

Banco Santander’s Bylaws do not specify what actions or quorums are required to change the rights of holders of the stock. Under Spanish law, the rights of holders of stock may only be changed by an amendment to the Bylaws of the company that complies with the requirements explained below under “Meetings and Voting Rights”.

Meetings and Voting Rights
Banco Santander holds its annual general shareholders’ meeting during the first six months of each fiscal year on a date fixed by the board of directors. Extraordinary meetings may be called from time to time by the board of directors whenever the board considers it advisable for corporate interests, and whenever so requested by shareholders representing at least 3% of the outstanding share capital of Banco Santander. Notices of all meetings have to be published at least one month prior to the date set for the meeting, except in those instances in which a different period is established by law, in the Official Gazette of the Mercantile Register or in one of the national newspapers having the largest circulation in Spain, on the website of the CNMV and on the Bank’s website (www.santander.com). In addition, under Spanish law, the agenda of the meeting must be sent to the CNMV and the Spanish Stock Exchanges and published on the company’s website.

Each Banco Santander share entitles the holder to one vote. Registered holders of any number of shares who are current in the payment of capital calls are entitled to attend shareholders’ meetings. Banco Santander’s Bylaws do not contain provisions regarding cumulative voting.

Only registered holders of Santander shares of record at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at shareholders’ meetings. As a registered shareholder, the depositary will be entitled to vote the Santander shares underlying the Santander ADSs. The deposit agreement requires the depositary to accept voting instructions from holders of Santander ADSs and to execute such instructions to the extent permitted by law.

Resolutions at general meetings are passed provided that, regarding the voting capital present or represented at the meeting, the number of votes in favour is higher than the number of votes against. Except for the foregoing cases in which the law and the Bylaws require a greater majority.

In accordance with Spanish law, a quorum on first call for a duly constituted ordinary or extraordinary general meeting of shareholders requires the presence in person or by proxy of shareholders representing at least 25% of the subscribed voting capital. On the second call there is no quorum requirement.

Notwithstanding the above, a quorum of at least 50% of the subscribed voting capital is required on the first call for a duly constituted ordinary or extraordinary general meeting of shareholders voting any of the following actions:

•the issuance of debentures
•the increase or reduction of share capital, the exclusion or limitation of pre-emptive rights, or the relocation of the registered office abroad
•the transformation, merger, split-off, or assignment of assets and liabilities and
•any other amendment of Banco Santander’s Bylaws.

A quorum of 25% of the subscribed voting capital is required for a duly constituted ordinary or extraordinary general meeting of shareholders voting on such actions on the second call.

For the valid approval of all the above listed actions the favourable vote of more than half of the votes corresponding to the shares represented in person or by proxy at the general shareholders’ meeting shall be required, except when on second call shareholders representing less than fifty percent of the subscribed share capital with the right to vote are in attendance, in which case the favourable vote of two-thirds of the share capital represented in person or by proxy at the general shareholders’ meeting shall be required.

Changes in Capital

Under Spanish law, the authority to increase share capital rests with the GSM. However, Banco Santander’s GSM may delegate to the board of directors the authority to approve or execute capital increases. Banco Santander’s Bylaws are fully aligned with Spanish law, and do not establish any different conditions for share capital increases.

At 31 December 2020, the board of directors has been authorized by the GSM to approve or execute the following capital increases:
•Authorised capital to 2023: At Santander’s 2020 Annual General Meeting, the board was authorised to increase share capital on one or more occasions and at any time by up to EUR 4,154,528,645.50 (or approx. 8,300 million shares representing approximately 47.92% of the share capital at 31 December 2020). This authority was granted for three years (i.e. until 3 April 2023). The authority can be used for issuances for a cash consideration, with or without pre-emptive rights for shareholders, and for capital increases to back any convertible bonds or securities issued under the authority granted to Banco Santander’s board by the 2020 GSM to issue convertible bonds and securities. The issuance of shares without pre-emptive rights under this authority is capped at EUR 830,905,729 (10% of capital at the time of the 2020 Annual General Meeting or approx. 1,661 million shares representing approximately 9.58% of the share capital at 31 December 2020). However, this limit for the issuance without pre-emptive rights do not apply to capital increases to allow the potential conversion of contingent convertible preferred securities (which can only be converted into newly-issued shares when the CET1 ratio falls below a pre-established threshold).

•Capital increases approved for contingent conversion of CCPS: Banco Santander has issued contingent convertible preferred securities that qualify as additional tier 1 instruments for regulatory capital purposes and which would convert into newly-issued shares if the CET1 ratio fall below a pre-established threshold. Each of these issuances is therefore backed by a capital increase approved under the authority to increase capital granted by the GSM to Banco Santander’s board in force at the time of the CCPS issuance. The chart included under section 2.2 of the Annual Report on Form 20-F shows the CCPS in circulation as of the date of the Annual Report on Form 20-F, with details of the capital increases agreements. The execution of these capital increases is therefore contingent and has been delegated to the board of directors. Banco Santander’s board of directors has the authority to issue further CCPS and other convertible securities and instruments pursuant to the approval granted by Banco Santander’s 2019 AGM which allows the issuance of convertible instruments and securities up to EUR 10 billion or the equivalent thereof in another currency. Any capital increase to allow the conversion of any such CCPS or other convertible instruments or securities would be approved under the authority indicated under “Authorised capital to 2023” above or any renewal of such authority.

•Authority for scrip dividend: Banco Santander’s 2020 AGM approved a capital increase with a charge to reserves to allow the potential implementation of a scrip dividend (under the “Santander Dividendo Elección” scheme) as part of the remuneration for shareholders against the results of 2020. As indicated under “Dividends”, the remuneration against the results of 2020 will be in cash. Thus, the board of directors’ intention is not to use this authorization and let it expire on 3 April 2020.

Dividends

In February 2019, Banco Santander’s board of directors announced that its intention was to set a pay-out ratio of 40-50% of the underlying profit in the mid-term, increasing it from a payout ratio of 30-40%; that the proportion of dividend paid in cash were not lower than that of 2018; and, as was announced in the 2018 AGM, to make two payments against the results of 2019.

Banco Santander’s Board of Directors originally set about for remuneration against the 2020 results to maintain the announced mid-term pay-out ratio target of 40-50% of underlying profit; make sure the in-cash dividend rate was no lower than in 2019; and to make two payments against the 2020 results. The board proposed to shareholders to, at the April 2020 AGM, set shareholder remuneration with the same flexibility as 2019 by (a) retaining the option of using the SDE scheme (scrip dividend) (in view of its wide acceptance, especially among our retail shareholders) to take advantage of profitable growth opportunities in our markets and (b) renewing the authorization to acquire treasury shares with the option of running share buy-backs to reduce outstanding shares under favourable market conditions.

On 2 April 2020, the ECB Recommendation I led Banco Santander’s board of directors to cancel the dividend policy for 2020. Following ECB Recommendation II which extended the term of ECB Recommendation I to 1 January 2021, Banco Santander’s board of directors proposed to shareholders at the October 2020 AGM a payment in 2021 of up to 0.10 euros per share against share premium as remuneration against 2020 results, contingent on the ECB's approval and recommendations, a CET1 ratio maintained within or above our target range of 11-12%, and the total distribution not exceeding 50% of our consolidated ordinary (underlying) profit.

The proposal aimed to apply a 100% cash dividend policy and to make a payment to shareholders with respect to 2020 in line with the one announced in early 2020 (40-50% of the group’s consolidated ordinary (underlying) profit) as soon as market conditions normalized and subject to regulatory recommendations and approvals. Shareholders approved the proposal at the October 2020 AGM. For additional information, please refer to Section 3.3 of the Annual Report on Form 20-F.

Preemptive Rights

In the event of a capital increase each shareholder has a preferential right by operation of law to subscribe for shares in proportion to its shareholding in each new issue of Banco Santander’s shares. The same right is vested on shareholders upon the issuance of convertible debt. However, preemptive rights of shareholders may be excluded under certain circumstances by specific approval at the shareholders’ meeting (or upon its delegation by the board of directors) and preemptive rights are deemed excluded by operation of law in the relevant capital increase when Banco Santander’s shareholders approve:

•capital increases following conversion of convertible bonds into Banco Santander’s shares
•capital increases due to the absorption of another company or of part of the spun-off assets of another company, when the new shares are issued in exchange for the new assets received or
•capital increases due to Banco Santander’s tender offer for securities using Banco Santander’s shares as all or part of the consideration.

If capital is increased by the issuance of new shares in return for capital from certain reserves, the resulting new Banco Santander shares are distributed pro rata to existing shareholders.

Redemption

Banco Santander’s Bylaws do not contain any provisions relating to redemption of shares except as set forth in connection with capital reductions. Nevertheless, pursuant to Spanish law, redemption rights may be created at a duly held general shareholders’ meeting. Such meeting establishes the specific terms of any redemption rights created.

Registration and Transfers

The Banco Santander shares are in book-entry form in the Iberclear system. Banco Santander maintains a registry of shareholders. Banco Santander does not recognize, at any given time, more than one person as the person entitled to vote each share in the shareholders meeting.

Under Spanish law and regulations, transfers of shares quoted on a stock exchange are normally made through a Sociedad o Agencia de Valores, credit entities and investment services companies that are members of the Spanish stock exchange.

Transfers executed through stock exchange systems are implemented pursuant to the stock exchange clearing and settlement procedures of Iberclear.

Transfers executed “over the counter” are implemented pursuant to the general legal regime for book-entry transfer, including registration by Iberclear.

New shares may not be transferred until the capital increase is registered with the Commercial Registry.

Liquidation Rights

Upon a liquidation of Banco Santander, its shareholders are entitled to receive pro-rata any assets remaining after the payment of Banco Santander’s debts, taxes and expenses of the liquidation. Holders of non-voting shares, if any, would be entitled to receive reimbursement of the amount paid before any amount is distributed to the holders of voting shares.

Change of Control

Banco Santander’s Bylaws do not contain any provisions that would have an effect of delaying, deferring or preventing a change in control of the company and that would operate only with respect to a merger, acquisition or corporate restructuring involving Banco Santander or any of its subsidiaries. Nonetheless, certain aspects of Spanish may delay, defer or prevent a change of control of Banco Santander or any of its financial subsidiaries in the event of a merger, acquisition or corporate restructuring.

Restrictions on voting rights or free transfer of Banco Santander’s Shares

There are no legal or bylaw restrictions on the exercise of voting rights except for those resulting from the failure to comply with applicable regulations.

There are no non-voting or multiple-voting shares, or shares giving preferential treatment in the distribution of dividends, or shares that limit the number of votes that can be cast by a single shareholder, or quorum requirements or qualified majorities other than those established by law.

There are no restrictions on the free transfer of shares other than the legal restrictions indicated in Section 3.2 of the Annual Report on Form 20-F.

The transferability of the shares is not restricted by Banco Santander’s Bylaws or in any other manner other than by the application of legal and regulatory provisions. Likewise, there are no bylaw restrictions on the exercise of voting rights (except where an acquisition has been made in breach of legal or regulatory provisions).

Further, the Bylaws do not include any neutralisation provisions (as these are referred to in Spanish Securities Market Law), which apply in the event of a tender offer or takeover bid.

Significant Shareholders

At 31 December 2020, no shareholder of Banco Santander individually held more than 3% of its total share capital, which is the significant threshold generally established under Spanish regulations for a significant holding in a listed company to be disclosed. For additional information, please refer to Section 2.3 of the Annual Report on Form 20-F.

The acquisition of significant ownership interests is regulated mainly by:

•Regulation (EU) 1024/2013 of the Council of 15 October 2013, conferring specific tasks on the ECB relating to the prudential supervision of credit institutions;
•Spanish Securities Markets Law; and
•Law 10/2014, of 26 June, on the organisation, supervision and solvency of credit institutions (articles 16 to 23) and its implementing regulation, Spanish Royal Decree 84/2015, of 13 February.

The acquisition of a significant stake in Banco Santander may also require the authorisation of other domestic and foreign regulators with supervisory powers over the Bank’s and its subsidiaries' activities and shares listings or other actions in connection with those regulators or subsidiaries.

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Description of Non-cumulative Series 6 Preferred Securities

The following is a summary of certain terms and provisions of the exchange Series 6 preferred securities (the “Series 6 Preferred Securities”). The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to a public deed of issuance dated February 27, 2007, the resolutions adopted by the shareholders and the board of directors of Banco Santander establishing the Series 6 Preferred Securities and the Registration Statement on Form F-4 (File No. 333-146732-01) filed with the Securities and Exchange Commission on October 16, 2007, as amended on October 19, 2007 and October 22, 2007 (the “Registration Statement”). Capitalized terms shall have the meaning stated herein or the meaning stated in the aforementioned public deed and Registration Statement, as amended.

Distributions

Non-cumulative cash distributions on the Series 6 Preferred Securities (the Distributions) accrue from the date of original issuance and are payable quarterly in arrears on March 5, June 5, September 5 and December 5 in each year, commencing on December 5, 2007.

The distribution rate per annum for the Series 6 Preferred Securities is reset on the first day of each Distribution Period and is equal to LIBOR plus 0.52%, as determined by the calculation agent; but in no event will any distribution, if declared, be payable at a rate of less than 4.00% per annum. The Paying Agent initially acts as calculation agent. The amount of distribution with respect to the Series 6 Preferred Securities for each day such Series 6 Preferred Securities are outstanding, which is referred to as the Daily Distribution Amount, is calculated by dividing the applicable distribution rate in effect for that day by 360 and multiplying the result by the aggregate par value of the outstanding Series 6 Preferred Securities on that day. The amount of distribution to be paid on the Series 6 Preferred Securities for each Distribution Period is calculated by adding the applicable Daily Distribution Amounts for each day in the Distribution Period (defined as the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the issuance date) to but excluding the next Distribution Payment Date).

Each date on which cash distribution payments on the Series 6 Preferred Securities are made is referred to as a Distribution Payment Date. If any Distribution Payment Date would fall on a day that is not a LIBOR Business Day that Distribution Payment Date will be postponed to the following day that is a LIBOR Business Day, except that if such next LIBOR Business Day is in a different month, then that Distribution Payment Date will be the immediately preceding day that is a LIBOR Business Day. For the purposes of the Registration Statement, a LIBOR Business Day is a London Banking Day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, are authorized or required by law or executive order to close.

LIBOR with respect to each Distribution Period shall be the rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such interest Determination Date.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks, in such market selected by the calculation agent (after consultation with Banco Santander) for a term of three months and in a principal amount equal to an amount that in the calculation agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a Representative Amount ). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such interest Determination Date by three major banks in New York City, selected by the calculation agent (after consultation with Banco Santander) for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if fewer than three banks so selected by the calculation agent are providing such quotations, the then existing LIBOR rate will remain in effect for such interest reset period.

The distribution rate on the Series 6 Preferred Securities will in no event be lower than 4.00% per annum or higher than the maximum interest rate permitted by New York law as the same may be modified by United States law of general application. The calculation agent will, upon the request of any Series 6 Preferred Securities holder, provide the distribution rate then in effect. All calculations of the calculation agent, in the absence of manifest error, shall be conclusive for all purposes and binding on Banco Santander and the Series 6 Preferred Securities holders. Banco Santander may appoint a successor calculation agent with the written consent of the Paying Agent, which consent shall not be unreasonably withheld.

Payment of cash distributions in any year on the Series 6 Preferred Securities and on all other series of Preferred Securities (both issued and which may, in the future, be issued or guaranteed by the Bank) is limited by the amount of the Distributable Profits of the Bank for the previous year as defined under the section entitled “Description of the Guarantee-Distributions” in the Registration Statement, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time. Distributions shall not be payable to the extent that:

•the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Bank) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the Series 6 Preferred Securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or
•even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Bank would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Bank.

If Distributions are not paid in full on the Series 6 Preferred Securities, all distributions paid upon the Series 6 Preferred Securities and all other Preferred Securities will be paid pro rata among the Series 6 Preferred Securities and all such other Preferred Securities, so that the amount of the distribution payment per security will have the same relationship to each other that the nominal or par value per security of the Series 6 Preferred Securities and all other Preferred Securities bear to each other.

If Distributions are not paid on the Series 6 Preferred securities on the Distribution Payment Date in respect of the relevant Distribution Period as a consequence of the above limitations on Distributions or are paid partially, then the right of the holders of the Series 6 Preferred Securities to receive a Distribution or an unpaid part thereof in respect of the relevant Distribution Period will be lost and Banco Santander will not have any obligation to pay the Distribution accrued or part thereof for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Series 6 Preferred Securities are paid for any future Distribution Period.

Distributions on the Series 6 Preferred Securities will be payable to the record holders thereof as they appear on the register for the Series 6 Preferred Securities on record dates, which will be on the 15th calendar day preceding the relevant payment dates. We have been informed by DTC that distributions on Global Preferred Securities Certificates will be paid over to DTC participants in respect of their record holdings on the record date.

Rights upon Liquidation

If Banco Santander is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of outstanding Series 6 Preferred Securities will be entitled to receive out of the assets that are available to be distributed to holders, and before any assets are distributed to holders of ordinary shares or any other class of shares of Banco Santander ranking junior to the Series 6 Preferred Securities as to participation in assets, but together with holders of any other Preferred Securities of Banco Santander ranking equally with the Series 6 Preferred Securities as to participation in assets, the following liquidation distribution:

•$25.00 per Series 6 Preferred Security, plus
•an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to the date of payment.

If the foregoing liquidation distribution relating to the Series 6 Preferred Securities and other Preferred Securities cannot be made in full due to the limitation described above, then all payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.
Upon receipt of payment of the liquidation distribution, holders of Series 6 Preferred Securities will have no right or claim on any of the remaining assets of Banco Santander.

Voting Rights

The holders of Series 6 preferred securities will not have any voting rights unless Banco Santander fails to pay Distributions in full on the Series 6 Preferred Securities for four consecutive Distribution Periods. In such event, the holders of outstanding exchange Series 6 Preferred Securities, together with the holders of any other series of Preferred Securities of Banco Santander then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•appoint two additional members of the board of directors of Banco Santander;
•remove any such board member from office; and
•appoint another person(s) in place of such member(s).

This can be accomplished by either:

•written notice given to Banco Santander by the holders of a majority in liquidation preference; or
•an ordinary resolution passed by the holders of a majority in liquidation preference of the securities present in person or by proxy at a special general meeting of the holders convened for that purpose.

If the written notice of the holders is not given as provided before, the board of directors of Banco Santander, or a duly authorized committee of the board of directors, is required to convene a special general meeting for the above purpose, not later than 30 days after this entitlement arises.

If the board of directors of Banco Santander, or its duly authorized committee, fails to convene this meeting within the required 30-day period, the holders of 10% in liquidation preference of the outstanding Series 6 Preferred Securities and other Preferred Securities of Banco Santander are entitled to convene the meeting. Banco Santander will determine the place where the separate general meeting will be held.

Immediately following a resolution for the appointment or the removal of additional members to the board of directors, the special general meeting of holders shall give notice of such to:

(1) the board of directors of Banco Santander so that it may, where necessary, call a general meeting of the shareholders of Banco Santander; and

(2) the shareholder of Banco Santander, so that they may hold a general meeting of shareholders.

The shareholder of Banco Santander has undertaken to vote in favor of the appointment or removal of the directors so named by the special general meeting of the holders and to take all necessary measures in such regard.

Once distributions have been paid in full in respect of the Series 6 Preferred Securities for four consecutive Distribution Periods and any other Preferred Securities of Banco Santander in respect of such distribution periods as set out in their own terms and conditions, any member of the board of directors of Banco Santander that has been appointed in the manner described in the preceding paragraphs is required to vacate office.

Under the Articles of Banco Santander, its board of directors must have a minimum of three members and a maximum of eleven members.

Any amendments or abrogation of the rights, preferences and privileges of the Series 6 Preferred Securities will not be effective, unless otherwise required by applicable law and except:

•with the consent in writing of the holders of at least two-thirds of the outstanding Series 6 Preferred Securities; or
•with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the outstanding Series 6 Preferred Securities.

If Banco Santander has paid in full the most recent distribution payable on each series of Banco Santander’s Preferred Securities, Banco Santander, the holders of its ordinary shares, or its board of directors may, without the consent or sanction of the holders of its Preferred Securities:

•take any action required to issue additional Preferred Securities or authorize, create and issue one or more other series of Preferred Securities of Banco Santander ranking equally with the Series 6 Preferred Securities, as to the participation in the profits and assets of Banco Santander, without limit as to the amount; or
•take any action required to authorize, create and issue one or more other classes or series of shares of Banco Santander ranking junior to the Preferred Securities, as to the participation in the profits or assets of Banco Santander.

However, if Banco Santander has not paid in full the most recent distribution payable on each series of Preferred Securities, then the prior consent of the holders of at least two thirds in liquidation preference of the outstanding Preferred Securities of Banco Santander will be required to carry out such actions. Such consent may be granted in writing by the holders, or with the sanction of a special resolution passed at a separate general meeting of holders.

The vote of the holders of Series 6 Preferred Securities is not required to redeem and cancel the Series 6 Preferred Securities. Spanish law does not impose any restrictions on the ability of holders of Preferred Securities who are not residents or citizens of Spain to hold or vote such Preferred Securities.

If the shareholders of Banco Santander propose a resolution providing for the liquidation, dissolution or winding-up of Banco Santander, the holders of all the outstanding Preferred Securities of Banco Santander:

•will be entitled to receive notice of and to attend the general meeting of shareholders called to adopt this resolution; and

•will be entitled to hold a separate and previous general meeting of holders and vote together as a single class without regard to series on such resolution, but not on any other resolution.

The above resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding Preferred Securities of Banco Santander.

The result of the above mentioned vote shall be disclosed at the general shareholders meeting as well as the fact that the shareholder of Banco Santander has undertaken to vote in the correspondent general shareholders meeting in conformity with the vote of the separate general meeting of holders.

Banco Santander shall cause a notice of any meeting at which the holders of Series 6 Preferred Securities are entitled to vote, to be mailed to each record holder of Series 6 Preferred Securities. This notice will include a statement regarding:

•the date, time and place of the meeting;
•a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and
•instructions for the delivery of proxies.

Special General Meetings

A Special General Meeting, which will be constituted by all holders of preferred securities of Banco Santander, will be called by the board of directors of Banco Santander.

The quorum shall be the holders of preferred securities holding one-quarter of the liquidation preference of all preferred securities of Banco Santander issued and outstanding. If the attendance of one-quarter of the holders of preferred securities issued and outstanding cannot be obtained, such Special General Meeting may be re-convened one day after the first meeting and such meeting shall be validly convened irrespective of the number of preferred securities present or represented.

In a Special General Meeting all resolutions shall be made by the majority set out in “Voting Rights” above, and will be binding on all of the holders of such preferred securities, including those not in attendance and dissenters.

All holders of such preferred securities who are able to show that they held their securities five days prior to the date of the Special General Meeting shall be entitled to attend with the right to speak and vote. Holders of such preferred securities shall prove that they held such preferred securities in the manner and subject to the requirements set out in the announcement published when convening such Special General Meeting. Holders of such preferred securities may delegate their representation to another person, by an individual signed letter for each meeting.

The convening of a Special General Meeting will be carried out in accordance with the rules governing the calling and holding of meetings of holders of each series of preferred securities.

A Special General Meeting of holders of Banco Santander’s preferred securities will be convened (i) so long as any restricted Series 6 preferred security is listed on the London Stock Exchange and the London Stock Exchange so requires by publication in an English language newspaper in London (which is expected to be the Financial Times) or, if such publication is not practicable but is required by the rules of the London Stock Exchange, in a leading daily newspaper in English and having general circulation in Europe, (ii) in accordance with the requirements of any security exchange on which the Series 6 Preferred Securities are listed and (iii) by mail to DTC (in each case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).

Registrar, Transfer Agent and Paying Agent

The Bank of New York, located at 101 Barclay Street, New York, New York 10286, acts as registrar, transfer agent and paying agent for the Series 6 Preferred Securities.

Ranking of the Series 6 Preferred Securities

The Series 6 Preferred Securities will rank (a) junior to all liabilities of Banco Santander including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of Banco Santander and (c) senior to Banco Santander’s ordinary shares.

The holders of Series 6 Preferred Securities by their subscription or acquisition waive any different priority that Spanish law or regulations could grant at any time, and particularly those arising from articles 92 and 158 of Law 22/2003 (Ley Concursal), if any.

Form of Series 6 Preferred Securities; Book-entry System

The Series 6 Preferred Securities are issued in the form of one global preferred security in fully registered form, (the “Global Preferred Security Certificate”). The Global Preferred Security Certificate is deposited with, or on behalf of DTC and registered in the name of DTC or its nominee. Investors hold securities entitlements in respect of the Global Preferred Security Certificate directly through DTC if they are participants in DTC’s book-entry system or indirectly through organizations which are participants in such system.

For so long as the Series 6 Preferred Securities are represented by the Global Preferred Security Certificate, securities entitlements in respect of the Series 6 Preferred Securities will be transferable only in accordance with the rules and procedures of DTC in effect at such time.

Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the Series 6 Preferred Securities represented by the Global Preferred Security Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

The Paying Agent is not required to register the transfer of any Series 6 Preferred Security that has been called for redemption.

So long as DTC or its nominee is the holder of the Global Preferred Security Certificate, DTC or its nominee will be considered the sole holder of such Global Preferred Security Certificate for all purposes. No direct participant, indirect participant or other person will be entitled to have Series 6 Preferred Securities registered in its name, receive or be entitled to receive physical delivery of Series 6 Preferred Securities in definitive form or be considered the owner or holder of the Series 6 Preferred Securities. Each person having an ownership or other interest in Series 6 Preferred Securities must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder of the Series 6 Preferred Securities.

Payments of any amounts in respect of the Global Preferred Security Certificate will be made by the Paying Agent to DTC. Payments will be made to beneficial owners of the Series 6 Preferred Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither the Banco Santander nor the Paying Agent nor any of their respective agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in a Global Preferred Security Certificate, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that the Paying Agent makes to DTC.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds.

Miscellaneous

Series 6 Preferred Securities are not subject to any mandatory redemption or sinking fund provisions. Holders of Series 6 Preferred Securities have no preemptive rights.

Description of Senior Non Preferred Floating Rate Notes due 2023

The following summary of the Senior Non Preferred Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as supplemented and amended by the third supplemental indenture dated April 12, 2018, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2018 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2018 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2018 Indenture.

Interest Payments

The 2023 Floating Rate Notes will mature on April 12, 2023. From and including the date of issuance, which was April 12, 2018, interest accrues on the 2023 Floating Rate Notes at a rate determined in the manner provided below, payable quarterly in arrears on January 12, April 12, July 12 and October 12 of each year and on the maturity date or any redemption date of the 2023 Floating Rate Notes (each, a “2023 Floating Rate Notes Interest Payment Date”), beginning on July 12, 2018. Interest is paid to holders of record of the 2023 Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant 2023 Floating Rate Notes Interest Payment Date, whether or not a Business Day; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such 2023 Floating Rate Notes shall be payable.

The interest rate resets quarterly on January 12, April 12, July 12 and October 12 of each year, beginning on July 12, 2018 through January 12, 2023 (each an “Interest Reset Date”).

The interest rate in effect during the initial interest period from, and including, April 12, 2018 to, but excluding, July 12, 2018 was equal to Three-Month USD LIBOR, determined by the Calculation Agent two London Business Days prior to April 12, 2018 plus 112 basis points.

A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is open for business.

After the initial interest period, the interest periods are the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date (each a “2023 Floating Rate Notes Interest Period”). The interest rate per year for the 2023 Floating Rate Notes in any 2023 Floating Rate Notes Interest Period (which, for the avoidance of doubt, does not include the initial interest period) is equal to Three-Month USD LIBOR plus 112 basis points (the “2023 Floating Rate Notes Interest Rate”), as determined by the Calculation Agent. The 2023 Floating Rate Notes Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date is the 2023 Floating Rate Notes Interest Rate in effect on the 15th day preceding such earlier redemption date.

The Calculation Agent determines Three-Month USD LIBOR for each Interest Period on the second London Business Day prior to the first day of such Interest Period (the “Interest Determination Date”).

“Three-Month USD LIBOR” with respect to any Interest Determination Date, is the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent obtains such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by Banco Santander, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by Banco Santander, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing Three-Month USD LIBOR rate will remain in effect for such Interest Period, or, if none, the interest rate will be the initial interest rate.

General

The 2023 Floating Rate Notes constitute a separate series of senior non preferred debt securities.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the Notes

The payment obligations of Banco Santander under the 2023 Floating Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of the Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of 2023 Floating Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2023 Floating Rate Notes are subject to the Bail-in Power.

Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2023 Floating Rate Notes would rank pari passu with any obligations in respect of principal of any second ranking senior securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.

Early Redemption for Taxation Reasons

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2023 Floating Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2023 Floating Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2023 Floating Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rate Notes, on a 2023 Note Interest Payment Date) to the holders of the 2023 Floating Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2023 Floating Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of the 2023 Floating Rate Notes a number of days which is equal to the aggregate of the number of days falling within the then current 2023 Floating Rate Notes Interest Period plus 60 days) prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2023 Floating Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event

If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rate Notes, on a 2023 Note Interest Payment Date) to the holders of the affected 2023 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole but not in part the outstanding 2023 Floating Rate Notes of the affected series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Substitution and Variation

If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2023 Floating Rate Notes as set forth under “Description of Debt Securities-Redemption and Repurchase-Early Redemption for Taxation Reasons” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2023 Floating Rate Notes or modify the terms of all (but not some) of the affected 2023 Floating Rate Notes, without any requirement for the consent or approval of the holders of the affected 2023 Floating Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the holders of the affected Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable TLAC/MREL Regulations, if required.

The affected 2023 Floating Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.

Events of Default

If any of the following events occurs and is continuing with respect to the 2023 Floating Rate Notes, it shall constitute an event of default:

a.Non-payment: default is made in the payment of any interest or principal due in respect of the Notes and such default continues for a period of seven days.
b.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2023 Floating Rate Notes, or a merger, reconstruction or amalgamation, in this case even without being approved by holders of the 2023 Floating Rate Notes, provided that such merger, reconstruction or amalgamation is carried out in compliance with the requirements described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Substitution of Issuer” in the in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018.

Under the terms of the 2018 Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default. If a Senior Non Preferred Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Floating Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Floating Rate Notes may declare the 2023 Floating Rate Notes immediately due and payable whereupon the 2023 Floating Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Floating Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2023 Floating Rate Notes, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2023 Floating Rate Notes sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2023 Floating Rate Notes.

Description of the 3.500% Second Ranking Senior Debt Securities due 2022, 4.250% Second Ranking Senior Debt Securities due 2027 and Second Ranking Senior Floating Rate Notes due 2022

The following summary of the 3.500% Second Ranking Senior Debt Securities due 2022 (the “2022 Fixed Rate Notes”), 4.250% Second Ranking Senior Debt Securities due 2027 (the “2027 Fixed Rate Notes”) and Second Ranking Senior Floating Rate Notes due 2022 (the “2022 Floating Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as amended by a first supplemental indenture dated April 11, 2017, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the

“2017 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2017 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2017 Indenture.

Interest Payments
The 2022 Fixed Notes will mature on April 11, 2022. The 2022 Fixed Notes bear interest at a rate of 3.500% per annum and Banco Santander pays interest semi-annually in arrears on April 11 and October 11 of each year, commencing on October 11, 2017, up to and including the maturity date or any date of earlier redemption. Interest on the 2022 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

The 2027 Fixed Rate Notes will mature on April 11, 2027. The 2027 Fixed Rate Notes bear interest at a rate of 4.250% per annum and Banco Santander pays interest semi-annually in arrears on April 11 and October 11 of each year, commencing on October 11, 2017, up to and including the maturity date or any date of earlier redemption. Interest on the 2027 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

The 2022 Floating Rate Notes will mature on April 11, 2022. From and including the date of issuance, which was April 11, 2017, interest accrues on the 2022 Floating Rate Notes at a floating rate determined in the manner provided below, payable quarterly in arrears on January 11, April 11, July 11 and October 11 of each year and on the maturity date or any redemption date of the 2022 Floating Rate Notes (each, a “2022 Floating Rate Notes Interest Payment Date”), beginning on July 11, 2017. Interest is paid to holders of record of the 2022 Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant 2022 Floating Rate Notes Interest Payment Date, whether or not a Business Day; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such 2022 Floating Rate Notes shall be payable.

The interest rate resets quarterly on January 11, April 11, July 11 and October 11 of each year, beginning on July 11, 2017 (each an “Interest Reset Date”).

The interest rate in effect during the initial interest period from April 11, 2017 to July 11, 2017 was equal to Three-Month USD LIBOR, determined by the Calculation Agent two London Business Days prior to April 11, 2017, plus 156 basis points.
A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is open for business.

After the initial interest period, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date (each a “2022 Floating Rate Notes Interest Period”). The interest rate per year for the 2022 Floating Rate Notes in any 2022 Floating Rate Notes Interest Period (which, for the avoidance of doubt, does not include the initial interest period) will be equal to Three-Month LIBOR plus 156 basis points (the “2022 Floating Rate Notes Interest Rate”), as determined by the Calculation Agent. The 2022 Floating Rate Notes Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date will be the 2022 Floating Rate Notes Interest Rate in effect on the 15th day preceding such earlier redemption date.

The Calculation Agent determines Three-Month LIBOR for each Interest Period on the second London Business Day prior to the first day of such Interest Period (the “Interest Determination Date”).
“Three-Month LIBOR” with respect to any Interest Determination Date, will be the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.‘s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by Banco Santander, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, Three-Month LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by Banco Santander, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing Three-Month LIBOR rate will remain in effect for such Interest Period, or, if none, the interest rate will be the initial interest rate.

General

The 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes constitute a separate series of second ranking senior debt securities.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes

The payment obligations of Banco Santander under the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of Law 22/2003 (Ley Concursal) dated 9 July 2003 (the “Spanish Insolvency Law”)), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), rank (i) within the senior and unsecured liabilities (créditos ordinarios) class of Banco Santander (a) junior to the claims in respect of principal under all Senior Higher Priority Liabilities and (b) pari passu with the claims in respect of principal under any Senior Parity Liabilities, and (ii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander.

Claims for principal in respect of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes are intended to constitute Statutory Second Ranking Senior Liabilities ranking below Statutory Ordinary Senior Liabilities pursuant to any Senior Ranking Amendment Legislation (to the extent permitted by such Senior Ranking Amendment Legislation) but ahead of claims in respect of present and future subordinated obligations (créditos subordinados) of Banco Santander.

If the Senior Ranking Amendment Legislation (if any) makes it a condition for Statutory Second Ranking Senior Liabilities or other instruments comprising the most junior sub-class within the unsubordinated and unsecured liabilities (créditos ordinarios) class (such as the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes), upon the insolvency (concurso) of Banco Santander, to rank below the obligations under any Statutory Ordinary Senior Liabilities or the rest of unsubordinated and unsecured liabilities (créditos ordinarios) (such as those under all Senior Higher Priority Liabilities), that the relevant contractual documentation in respect of Statutory Second Ranking Senior Liabilities or other instruments comprising the most junior sub-class within the unsubordinated and unsecured liabilities (créditos ordinarios) class, explicitly refers to their ranking relative to the Statutory Ordinary Senior Liabilities or the rest of unsubordinated and unsecured liabilities (créditos ordinarios), the holders (by virtue of their subscription and/or purchase and holding of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes) will be deemed to have irrevocably accepted the status of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes described above for the purpose of the Senior Ranking Amendment Legislation.

Claims of holders of 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes are subject to the Bail-in Power.

Early Redemption for Taxation Reasons

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 11, 2017 as supplemented on April 11, 2017 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of the 2022 Floating Rate Notes, on an Interest Payment Date) to the holders of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 11, 2017 as supplemented on April 11, 2017 (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of the 2022 Floating Rate Notes a number of days which is equal to the aggregate of the number of days falling within the then current 2022 Floating Rate Notes Interest Period plus 60 days) prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event

If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing and such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice (ending, in the case of the 2022 Floating Rate Notes, on an Interest Payment Date) to the holders of the 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 11, 2017 as supplemented on April 11, 2017 (which notice shall be irrevocable), redeem in whole but not in part the outstanding 2022 Fixed Rate Notes, the 2027 Fixed Rate Notes and the 2022 Floating Rate Notes at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Description of the 3.125% Senior Non Preferred Fixed Rate Notes due 2023 and the 3.800% Senior Non Preferred Fixed Rate Notes due 2028

The following summary of the 3.125% Senior Non Preferred Fixed Rate Notes due 2023 (the “2023 Fixed Notes”) and the 3.800% Senior Non Preferred Fixed Rate Notes due 2028 (the “2028 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as amended by a second supplemental indenture dated October 23, 2017, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2017 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2017 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2017 Indenture.

Interest Payments

The 2023 Fixed Rate Notes will mature on February 23, 2023. The 2023 Fixed Rate Notes bear interest at a rate of 3.125% per annum and Banco Santander pays interest semi-annually in arrears on February 23 and August 23 of each year, commencing on February 23, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2023 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2028 Fixed Rate Notes will mature on February 23, 2028. The 2028 Fixed Rate Notes bear interest at a rate of 3.800% per annum and Banco Santander pays interest semi-annually in arrears on February 23 and August 23 of each year, commencing on February 23, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2029 Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

General

The 2023 Fixed Rate Notes and 2028 Fixed Rate Notes constitute a separate series of senior non-preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the 2023 Fixed Rate Notes and the 2028 Fixed Rate Notes

The payment obligations of Banco Santander under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of 2023 Fixed Rate Notes and 2028 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes are subject to the Bail-in Power.

Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes would rank pari passu with any obligations in respect of principal of any second ranking senior securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.

Early Redemption for Taxation Reasons

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes of one or several series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding 2023 Fixed Rate Notes and 2028 Fixed Rate Notes of the affected series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event

If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing and such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice to the holders of the affected Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 (which notice shall be irrevocable), redeem in whole but not in part the outstanding 2023 Fixed Rate Notes and 2028 Fixed Rate Notes of the affected series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Substitution and Variation

If a TLAC/MREL Disqualification Event, a tax event that would entitle Banco Santander to redeem one or several series of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes as set forth under “Description of Debt Securities -Redemption and Repurchase-Early Redemption for Taxation Reasons” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 or an Alignment Event occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes or modify the terms of all (but not some) of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the holders of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable TLAC/MREL Regulations, if required.
The affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.

Events of Default

If any of the following events occurs and is continuing with respect to the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, it shall constitute an event of default:

a.Non-payment: default is made in the payment of any interest or principal due in respect of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes and such default continues for a period of seven days.
b.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, or a merger, reconstruction or amalgamation, in this case even without being approved by holders of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, provided that such merger, reconstruction or amalgamation is carried out in compliance with the requirements described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Substitution of Issuer” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017.

Under the terms of the 2017 Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default. If a Senior Non Preferred Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes may declare the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes immediately due and payable whereupon the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.

Description of the 2.706% Senior Preferred Fixed Rate Notes due 2024 and the 3.306% Senior Non Preferred Fixed Rate Notes due 2029

The following summary of the 2.706% Senior Preferred Fixed Rate Notes due 2024 (the “2024 Fixed Rate Notes”) and the 3.306% Senior Non Preferred Fixed Rate Notes due 2029 (the “2029 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of June 27, 2019, as amended by a first supplemental indenture dated June 27, 2019, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2019 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2019 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2019 Indenture.

Interest Payments

The 2024 Fixed Rate Notes will mature on June 27, 2024. The 2024 Fixed Rate Notes bear interest at a rate of 2.706% per annum and Banco Santander pays interest semi-annually in arrears on June 27 and December 27 of each year, commencing on December 27, 2019, up to and including the maturity date or any date of earlier redemption. Interest on the 2024 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

The 2029 Fixed Rate Notes will mature on June 27, 2029. The 2029 Fixed Rate Notes bear interest at a rate of 3.306% per annum and Banco Santander pays interest semi-annually in arrears on June 27 and December 27 of each year, commencing on December 27, 2019, up to and including the maturity date or any date of earlier redemption. Interest on the 2029 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

General

The 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes constitute a separate series of senior preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes

The payment obligations of Banco Santander under the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined in the 2019 Indenture) and (ii) senior to (x) any Senior Non Preferred Liabilities

(as defined in the 2019 Indenture) and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander.

Claims of holders of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes are subject to the Bail-in Power.

Early Redemption for Taxation Reasons

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes of the relevant series, Banco Santander shall determine that Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on June 20, 2019 and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two authorized signatories of Banco Santander stating that such circumstances prevail and describing the facts leading thereto or an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities-Notices” in the in Base Prospectus dated April 3, 2017 as supplemented on June 20, 2019 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2024 Fixed Rate Notes and 2029 Fixed Rate Notes of the relevant series, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes of the relevant series then due.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes nor the Trustee acting on behalf of the holders of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes or the 2019 Indenture and each holder and beneficial owner of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, by virtue of its holding of any 2024 Fixed Rate Notes and 2029 Fixed Rate Notes or any interest therein, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a 2024 Note or 2029 Note or any interest therein by Banco Santander in respect of, or arising under, the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if the event of any voluntary or involuntary liquidation of Banco Santander shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Events of Default

If any of the following events occurs and is continuing with respect to the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, it shall constitute an event of default:

a.Non-payment: default is made in the payment of any interest or principal due in respect of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes and such default continues for a period of seven days.
b.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes or a merger with another financial institution, in this case even without being approved by holders of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such merger).

Under the terms of the 2019 Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an event of default.

If an event of default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If an event of default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may declare the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes immediately due and payable whereupon the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes) together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, provided that, except as provided in paragraph (ii) above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.

Description of the 3.848% Senior Non Preferred Fixed Rate Notes due 2023, 4.379% Senior Non Preferred Fixed Rate Notes due 2028 and Senior Non Preferred Floating Rate Notes due 2023

The following summary of the 3.848% Senior Non Preferred Fixed Rate Notes due 2023 (the “2023 Fixed Rate Notes”), 4.379% Senior Non Preferred Fixed Rate Notes due 2028 (the “2028 Fixed Rate Notes”) and Senior Non Preferred Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as supplemented by the third supplemental indenture dated April 12, 2018, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2017 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2017 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2017 Indenture.

Interest Payments

The 2023 Fixed Rate Notes will mature on April 12, 2023. The 2023 Fixed Rate Notes bear interest at a rate of 3.848% per annum and Banco Santander pays interest semi-annually in arrears on April 12 and October 12 of each year, commencing on October 12, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2023 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

The 2028 Fixed Rate Notes will mature on April 12, 2028. The 2028 Fixed Rate Notes bear interest at a rate of 4.379% per annum and Banco Santander pays interest semi-annually in arrears on April 12 and October 12 of each year, commencing on October 11, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2028 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2023 Floating Rate Notes will mature on April 12, 2023. From and including the date of issuance, which was April 12, 2018, interest accrues on the 2023 Floating Rate Notes at a rate determined in the manner provided below, payable quarterly in arrears on January 12, April 12, July 12 and October 12 of each year and on the maturity date or any redemption date of the 2023 Floating Rate Notes (each, a “2023 Floating Rate Notes Interest Payment Date”), beginning on July 12, 2018. Interest is paid to holders of record of the 2023 Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant 2023 Floating Rate Notes Interest Payment Date, whether or not a Business Day; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such Floating Rate Notes shall be payable.

The interest rate resets quarterly on January 12, April 12, July 12 and October 12 of each year, beginning on July 12, 2018 through January 12, 2023 (each an “Interest Reset Date”).

The interest rate in effect during the initial interest period from, and including, April 12, 2018 to, but excluding, July 12, 2018 was equal to Three- Month USD LIBOR, determined by the Calculation Agent two London Business Days prior to April 12, 2018 plus 112 basis points.

A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the Trans- European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is open for business.

After the initial interest period, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date (each a “2023 Floating Rate Notes Interest Period”). The interest rate per year for the 2023 Floating Rate Notes in any 2023 Floating Rate Notes Interest Period (which, for the avoidance of doubt, does not include the initial interest period) will be equal to Three-Month USD LIBOR plus 112 basis points (the “2023 Floating Rate Notes Interest Rate”), as determined by the Calculation Agent. The 2023 Floating Rate Notes Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date will be the 2023 Floating Rate Notes Interest Rate in effect on the 15th day preceding such earlier redemption date.

The Calculation Agent will determine Three-Month USD LIBOR for each Interest Period on the second London Business Day prior to the first day of such Interest Period (the “Interest Determination Date”).

“Three-Month USD LIBOR” with respect to any Interest Determination Date, will be the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by Banco Santander, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by Banco Santander, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing Three-Month USD LIBOR rate will remain in effect for such Interest Period, or, if none, the interest rate will be the initial interest rate.

General

The 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes

The payment obligations of Banco Santander under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law

11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.
Claims of holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes are subject to the Bail-in Power.

Banco Santander agrees with respect to the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes and each holder of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, by his or her acquisition of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes will be deemed to have agreed to the ranking as described herein. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes. In addition, each holder of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes by his or her acquisition of such 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes as provided in the Base Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes would rank pari passu with any obligations in respect of principal of any second ranking senior securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.

Early Redemption for Taxation Reasons

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rates Notes, on a 2023 Floating Rate Note Interest Payment Date) to the holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of the 2023 Floating Rate Notes a number of days which is equal to the aggregate of the number of days falling within the then current 2023 Floating Rate Notes Interest Period plus 60 days)

prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event

If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rate Notes, on a 2023 Floating Rate Note Interest Payment Date) to the holders of the affected 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole but not in part the outstanding 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the affected series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Substitution and Variation

If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes as set forth under “Description of Debt Securities-Redemption and Repurchase-Early Redemption for Taxation Reasons” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes or modify the terms of all (but not some) of the affected 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, without any requirement for the consent or approval of the holders of the affected 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the holders of the affected 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable TLAC/MREL Regulations, if required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes can inspect or obtain copies of the new terms and conditions of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The affected 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.

Any holder or beneficial owner of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, shall, by virtue of its acquisition of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes.

Events of Default

If any of the following events occurs and is continuing with respect to the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, it shall constitute an event of default:

(i) Non-payment: default is made in the payment of any interest or principal due in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes and such default continues for a period of seven days.

(ii) Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, or a merger, reconstruction or amalgamation, in this case even without being approved by holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, provided that such merger, reconstruction or amalgamation is carried out in compliance with the requirements described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Substitution of Issuer” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018.

Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default. If a Senior Non Preferred Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes may declare the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes immediately due and payable whereupon the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes.

Description of Series 26 Subordinated Debt Securities

The following summary of the Series 26 Subordinated Debt Securities due November 2025 (the “Subordinated Notes”) is based on the indenture (the “Base Indenture”) dated as of November 19, 2015, as supplemented by the first supplemental indenture dated November 19, 2015, among Santander Issuances, S.A. Unipersonal (now Banco Santander, as result of the merger by absorption of the former by the latter) as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2015 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2015 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2015 Indenture.

Interest Payment

The Subordinated Notes will mature on November 19, 2025. The Subordinated Notes bear interest at a rate of 5.179% per annum and Banco Santander pays interest semi-annually in arrears on May 19 and November 19 of each year, commencing on May 19, 2016, up to and including the maturity date or any date of earlier redemption. Interest on the Subordinated Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

General

The Subordinated Notes constitute a separate series of subordinated debt securities.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the Subordinated Notes

The Subordinated Notes constitute direct, unconditional, subordinated and unsecured obligations of Banco Santander and, upon the insolvency of Banco Santander (and unless they qualify as more subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provisions which replace it in the future, and subject to any applicable legal and statutory exceptions) rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future) pari passu without preference or priority among themselves and:

a.senior to (1) those contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as more subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to the Subordinated Notes;
b.pari passu with all of Banco Santander’s other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander; and
c.junior to any non-subordinated obligations of Banco Santander, any Senior Subordinated Obligations and any claim on Banco Santander that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

Early Redemption

The Subordinated Notes are redeemable by Banco Santander as set forth under “Description of Debt Securities and Guarantees- Redemption and Repurchase-Early Redemption for Taxation Reasons” and “Description of Debt Securities and Guarantees-Redemption and Repurchase-Early Redemption of Subordinated Debt Securities for Capital Disqualification Event” in the Prospectus dated October 13, 2015.

Description of the 2.746% Senior Non Preferred Fixed Rate Notes due 2025 and 3.490% Senior Non Preferred Fixed Rate Notes due 2030

The following summary of the 2.746% Senior Non Preferred Fixed Rate Notes due 2025 (the “2025 Fixed Rate Notes”) and 3.490% Senior Non Preferred Fixed Rate Notes due 2030 (the “2030 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of May 28, 2020, as supplemented by the first supplemental indenture dated May 28, 2020, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2020 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2020 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2020 Indenture.

Interest Payments

The 2025 Fixed Rate Notes will mature on May 28, 2025. The 2025 Fixed Rate Notes bear interest at a rate of 2.746% per annum and Banco Santander pays interest semi-annually in arrears on May 28 and November 28 of each year, commencing on November 28, 2020, up to and including the maturity date or any date of earlier redemption. Interest on the 2025 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

The 2030 Fixed Rate Notes will mature on May 28, 2030. The 2030 Fixed Rate Notes bear interest at a rate of 3.490% per annum and Banco Santander pays interest semi-annually in arrears on May 28 and November 28 of each year, commencing on November 28, 2020, up to and including the maturity date or any date of earlier redemption. Interest on the 2030 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

General

The 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes

The payment obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Articles 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes are subject to the Bail-in Power.

Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes would rank pari passu with any obligations in respect of principal of any senior non preferred debt securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.

Early Redemption for Taxation Reasons

If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if and as required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event

If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 60 days’ notice to the holders of the relevant series of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Substitution and Variation

If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes as set forth under “Description of Debt Securities—Redemption and Repurchase—Early Redemption for Taxation Reasons” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series or modify the terms of all (but not some) of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable Banking Regulations, if required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.

The 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series shall cease to bear interest from (and including) the date of substitution thereof.

Any holder or beneficial owner of the Notes shall, by virtue of its acquisition of the Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the Notes.
A substitution or a modification of the terms of the Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the Notes for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Events of Default
If any of the following events occurs and is continuing with respect to the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, it shall constitute an event of default:

(i) Non-payment: default is made in the payment of any interest or principal due in respect of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes and such default continues for a period of seven days.

(ii) Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of

Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020).

Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.

If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes may declare the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes), together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes.

Description of the 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030

The following summary of the 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030 (the “2030 Tier 2 Subordinated Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of December 3, 2020, as supplemented by the first supplemental indenture dated December 3, 2020, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2020 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2020 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2020 Indenture.

Interest Payments

The 2030 Tier 2 Subordinated Fixed Rate Notes will mature on December 3, 2030. The 2030 Tier 2 Subordinated Fixed Rate Notes bear interest at a rate of 2.749% per annum and Banco Santander pays interest semi-annually in arrears on June 3 and December 3 of each year, commencing on June 3, 2021, up to and including the maturity date or any date of earlier redemption. Interest on the 2030 Tier 2 Subordinated Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

General
The 2030 Tier 2 Subordinated Fixed Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the 2030 Tier 2 Subordinated Fixed Rate Notes

The payment obligations of Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander rank for so long as the obligations of Banco Santander in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes constitute Tier 2 Instruments (as defined below): (i) pari passu among themselves and with (a) all other claims for principal in respect of Tier 2 Instruments which are not subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under the Notes; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander (including any Senior Non Preferred Liabilities (as defined below)), (b) any claim for principal in respect of Senior Subordinated Liabilities (as defined below) which are not subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise) and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under the 2030 Tier 2 Subordinated Fixed Rate Notes; and (iii) senior to (a) any claims for principal in respect of Additional Tier 1 Instruments (as defined below) of Banco Santander, and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes.

Banco Santander agrees with respect to the 2030 Tier 2 Subordinated Fixed Rate Notes and each holder of the 2030 Tier 2 Subordinated Fixed Rate Notes, by his or her acquisition of a Note, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the 2030 Tier 2 Subordinated Fixed Rate Notes. In addition, each holder of the 2030 Tier 2 Subordinated Fixed Rate Notes by his or her acquisition of the 2030 Tier 2 Subordinated Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the 2030 Tier 2 Subordinated Fixed Rate Notes as provided in the Base Indenture and the First Supplemental Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Claims of holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes are subject to the Bail-in Power.
As of September 30, 2020, Banco Santander had outstanding €38.1 billion of subordinated indebtedness, including €22.9 billion of Senior Subordinated Liabilities and €7.6 billion of Tier 2 Instruments. Additionally, as of September 30, 2020, Banco Santander had outstanding €14.4 billion of secured indebtedness and €24.5 billion of unsubordinated indebtedness. Banco Santander subsidiaries had €96.7 billion indebtedness outstanding as of September 30, 2020.

Early Redemption for Taxation Reasons

If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2030 Tier 2 Subordinated Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2030 Tier 2 Subordinated Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2030 Tier 2 Subordinated Fixed Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Regulator’s consent for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2030 Tier 2 Subordinated Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior consent of the Regulator therefor, if and as required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event

If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2030 Tier 2 Subordinated Fixed Rate Notes at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption for TLAC/MREL reasons is subject to Banco Santander obtaining prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Early Redemption of Notes for a Capital Disqualification Event

If (i) there is a Capital Disqualification Event and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Regulator’s consent to the redemption, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 (which notice shall be irrevocable), redeem in whole but not in part the outstanding 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early capital disqualification event redemption amount (which shall be their principal amount), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that the Regulator consents to redemption of the 2030 Tier 2 Subordinated Fixed Rate Notes.

Redemption for a Capital Disqualification Event is subject to the prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Substitution and Variation

If a TLAC/MREL Disqualification Event, a Capital Disqualification Event or a tax event that would entitle Banco Santander to redeem the 2030 Tier 2 Subordinated Fixed Rate Notes as set forth under “—Early Redemption—Early Redemption for Taxation Reasons” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 occurs and is continuing, Banco Santander may substitute all (but not some) of the 2030 Tier 2 Subordinated Fixed Rate Notes or modify the terms of all (but not some) of the 2030 Tier 2 Subordinated Fixed Rate Notes, without any requirement for the consent or approval of the holders of the Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Regulator consent therefor as required under Applicable Banking Regulations, if required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2030 Tier 2 Subordinated Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.

The 2030 Tier 2 Subordinated Fixed Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.

Any holder or beneficial owner of the 2030 Tier 2 Subordinated Fixed Rate Notes shall, by virtue of its acquisition of the 2030 Tier 2 Subordinated Fixed Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the 2030 Tier 2 Subordinated Fixed Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the 2030 Tier 2 Subordinated Fixed Rate Notes.

A substitution or a modification of the terms of the 2030 Tier 2 Subordinated Fixed Rate Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Events of Default

If any of the following events occurs and is continuing with respect to the 2030 Tier 2 Subordinated Fixed Rate Notes, it shall constitute an event of default:

(i) Non-payment: default is made in the payment of any interest or principal due in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes and such default continues for a period of seven days.

(ii) Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2030 Tier 2 Subordinated Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020).

Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.

If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes may declare the 2030 Tier 2 Subordinated Fixed Rate Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2030 Tier 2 Subordinated Fixed Rate Notes.